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                                                                   Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-87274 of Progress Energy, Inc. on Form S-3 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of Progress Energy, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
July 30, 2002